UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2016

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS

On January 22, 2016, Bayer notified ImmunoGen, Inc. (also referred to as “we,” “our” or “us”) that they had initiated a global Phase 2 clinical study designed to support registration of anetumab ravtansine (BAY 94-9343), an anticancer agent utilizing our antibody-drug conjugate (ADC) technology.  The initiation of this clinical study triggers a $10 million milestone payment to us.  Bayer is developing anetumab ravtansine under a 2008 license agreement with us that granted them exclusive rights to use our maytansinoid ADC technology to develop anticancer therapies targeting mesothelin.  Bayer is responsible for the development, registration, and commercialization of anetumab ravtansine, and in connection therewith we are entitled to receive milestone payments potentially totaling up to $170 million and tiered royalties from 4% - 7% on commercial sales, if any.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: January 26, 2016	/s/ David B. Johnston

David B. Johnston
Executive Vice President and Chief Financial Officer